                                 EXHIBIT 10.12

                               CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of November, 1995, by and between DIODES INCORPORATED, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").



                                    RECITAL

         Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide said credit accommodation to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, Bank and Borrower hereby agree as follows:



                                   ARTICLE I
                                  THE CREDIT

          SECTION 1.1.     LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including November 1, 1996, not to exceed at any time the aggregate principal amount of TEN MILLION DOLLARS ($10,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit "A" attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

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
         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         (c) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time up to and including November 1, 1996, to issue sight commercial letters of credit for the account of Borrower and in favor of Borrower's various suppliers to finance the purchase of inventory (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00). Each Letter of Credit shall be issued for a term not to exceed one hundred eighty(180) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to November 1, 1996. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for advances thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event, Borrower agrees that Bank, at Bank's sole discretion, may debit Borrower's deposit account with Bank for the amount of any such draft.

         (d)     Borrowing Base.  Upon the occurrence of any of the following:

                 (i) Tangible Net Worth (as defined in Section 4.8(a) hereof) shall at any time fall below $10,000,000.00, or

                 (ii) Total Liabilities (as defined in Section 4.8(b) hereof) divided by Tangible Net Worth (as defined in Section 4.8(a) hereof) shall at any time be greater than 1.50 to 1.00; or; (iii) Quick Ratio (as defined in Section 4.8 (c) hereof) shall at any time fall below 0.80 to 1.00;
Borrower shall promptly upon demand by Bank execute a Security Agreement (Rights to Payment) and UCC-1 Financing, in the form of Exhibits A-1 and A-2 respectively, whereby Borrower shall grant to Bank a first priority security interest in the collateral described in such Security Agreement, and the following provisions shall become operative at Bank's sole option and upon Bank's written notice to Borrower:

         "The aggregate amount of all outstanding liabilities under the Line of Credit shall not at any time exceed a maximum of eighty percent (80%) of Borrower's assigned eligible accounts receivable, as determined by Bank upon receipt and review of such collateral reports and other documents as Bank may require.

         Borrower acknowledges that the foregoing advance rate against eligible accounts receivable was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce said advance rate to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

         As used herein, "eligible accounts receivable" shall consist solely of trade accounts which have been created in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

                   (i) any account which is past due more than twice Borrower's standard selling terms; except with respect to any account for which Borrower has provided extended payment terms not to exceed one hundred eighty
(180) days, any such account which is more than thirty (30) days past due;

                  (ii) any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                 (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Bank's forms N-138 and N-139 have been duly executed and acknowledged;

                  (iv) any account which represents an obligation of an account debtor located in a foreign country except those jurisdictions in Canada which recognize perfection in accounts receivable by filing a UCC-1 in California;

                   (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;

                  (vi) that portion of any account which represents interim or progress billings or retention rights on the part of the account debtor;

                 (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

                (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

                  (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory."

         Nothing in this Section (d) shall be deemed to impair or restrict Bank's rights and remedies under Section 6 herein in the event of a violation of Sections 4.8(a) or 4.8(b).

         SECTION 1.2.     TERM COMMITMENT.

         (a) Term Commitment. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including November 1, 1996, not to exceed the aggregate principal amount of FOUR MILLION DOLLARS ($4,000,000.00) ("Term Commitment"), the proceeds of which shall be used to assist with capital financing of a factory in China, and which shall be converted on November 1, 1996, to a term loan, as described more fully below. Borrower's obligation to repay advances under the Term Commitment shall be evidenced by a promissory note substantially in the form of Exhibit "B" attached hereto ("Term Commitment Note"), all terms of which are incorporated herein by this reference. Notwithstanding any other provision of this Agreement, the aggregate amount of all outstanding borrowings under the Term Commitment shall not at any time exceed a maximum of FOUR MILLION DOLLARS ($4,000,000.00).

         (b) Borrowing and Repayment. Borrower may from time to time during the period in which Bank will make advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Term Commitment shall not at any time exceed the maximum principal amount available thereunder, as set forth above. The outstanding principal balance of the Term Commitment shall be due and payable in full on November 1, 2001; provided however, that so long as Borrower is in compliance on said date with all terms and conditions contained herein and in any other documents evidencing the Term Commitment, Bank agrees to restructure repayment of the outstanding principal balance of the Term Commitment.

         (c) Prepayment. Borrower may prepay principal on the Term Commitment at any time, in any amount and without penalty. All prepayments shall be applied on the most remote principal installment(s) then unpaid.

         SECTION 1.3.     INTEREST/FEES.

         (a)     Interest.         The outstanding principal balances of the
Line of Credit and Term Commitment shall bear interest at the rates of interest set forth in the Line of Credit Note and Term Commitment Note respectively.

         (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note and Term Commitment Note.

         (c) Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid. A current listing of fees in effect as of the date of this Agreement is attached hereto as Exhibit "C".

         SECTION 1.4. PAYMENT OF INTEREST/FEES. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank for all payments of interest and fees as they become due on the Line of Credit and Term Commitment. Should, for any reason whatsoever, the funds in any such demand deposit account be insufficient to pay all interest and/or fees when due, Borrower shall immediately upon demand remit to Bank the full amount of any such deficiency.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note and Term Commitment Note, and each other document, contract and instrument required by or at any time delivered to Bank in connection with this Agreement (with all of the foregoing referred to herein collectively as the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 1994, heretofore delivered by Borrower to Bank is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or encumbered any of its assets or properties except as disclosed by Borrower to Bank in writing prior to the date hereof or as permitted by this Agreement.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

         SECTION 2.9. ERISA. To the best of the Borrowers knowledge, based on Borrower s due diligence, Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and

Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.



                                  ARTICLE III
                                  CONDITIONS

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to counsel of Bank.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

           (i)   This Agreement, Line of Credit Note, and Term Commitment Note;

          (ii)   Corporate Borrowing Resolution;

         (iii)   Continuing Commercial Letter of Credit Agreement;

          (iv)   Certificate of Incumbency.

         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.


                                   ARTICLE IV
                             AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of the Line of Credit and Term Commitment are at any time in excess of any limitation on borrowings hereunder.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 90 days after and as of the end of each fiscal year, an unqualified audited financial statement of Borrower, prepared by certified public accountant, to include balance sheet and income statement;

         (b) not later than 90 days after and as of the end of each fiscal year a copy of Form 10-K, annual report pursuant to Section 13 or 15(d) of The Securities Exchange Commission Act of 1934;

         (c) not later than 60 days after and as of the end of each quarter, a copy of Form 10-Q, quarterly report pursuant Section 13 or 15(d) of The Securities Exchange Commission Act of 1934;

         (d) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

         SECTION 4.5. FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

         SECTION 4.6. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

         SECTION 4.7. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $500,000.00.

         SECTION 4.8. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

         (a) Tangible Net Worth not less than $9,000,000.00 determined at and as of each fiscal quarter end, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

         (b) Total Liabilities divided by Tangible Net Worth not greater than 2.5 to 1.0 determined at and as of each fiscal quarter end, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

         (c) Quick Ratio- Not less than 0.60 to 1.00, determined at and as of each fiscal quarter end, with Quick Ratio defined as cash, cash equivalents and accounts receivables divided by Current Liabilities.

         (d) Profitable operations on an annual basis, determined as of each fiscal year-end.

         (e) EBITDA Coverage Ratio not less than 1.5 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

         SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than fifteen(15) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $200,000.00.

                                   ARTICLE V
                               NEGATIVE COVENANTS

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Bank:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of the Line of Credit and the Term Commitment except for the purposes stated in Article I.

         SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Bank and any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

         SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any corporation or other entity; make any substantial change in the nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business.

         SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity.

         SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, in excess of $4,500,000.00 in the aggregate.

         SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; provided however, that Borrower may repurchase shares of any class of Borrower's stock so long as Borrower is in compliance with all terms, covenants and conditions of this Agreement at the time and following each such purchase.

         SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except any of the foregoing in favor of Bank.



                                   ARTICLE VI
                               EVENTS OF DEFAULT

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with this Agreement or any representation or warranty made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

         (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

         (f) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

         (g) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i) The dissolution or liquidation of Borrower or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         (j) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower.

         SECTION 6.2. REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option, with respect to Event of Default (g)without notice or, with respect to any other Event of Default upon fifteen days prior written notice to Borrower, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.



                                  ARTICLE VII
                                 MISCELLANEOUS

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:



         BORROWER:        DIODES INCORPORATED
                          3050 East Hillcrest Drive, Ste. #200
                          Westlake Village, California 91362


         BANK:            WELLS FARGO BANK, NATIONAL ASSOCIATION
                          6001 Topanga Canyon Blvd., Ste. #205
                          Woodland Hills, California 91367
or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a)the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and(b) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Bank. Bank reserves the right to sell, assign, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit extended by Bank to Borrower, Borrower or its business, any Guarantor or the business of any Guarantor, or any collateral required hereunder.

         SECTION 7.5. ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Bank with respect to any extension of credit by Bank subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


DIODES INCORPORATED                          WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION


By: /s/ Pedro Morillas                       /s/  Nancy Clark
                                             Assistant Vice President
Title:  Executive Vice President



By:  /s/ Joseph Liu

Title:  VP Operations & CFO

                                   EXHIBIT "A"

                         REVOLVING LINE OF CREDIT NOTE


$10,000,000.00                                      Woodland Hills, California
                                                              November 1, 1995

         FOR VALUE RECEIVED, the undersigned DIODES INCORPORATED ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Warner Ranch RCBO, 6001 Topanga Canyon Blvd., Suite #205, Woodland Hills, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one and one quarter percent (1.25%) above Bank's LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.       DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each:

         1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

         2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for not less than thirty (30) days, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Hundred Fifty Thousand Dollars ($250,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         3. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

         LIBOR =    Base LIBOR
                    -------------------------------
                    100% - LIBOR Reserve Percentage

         (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.       INTEREST:

         1. Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing December 1, 1995.

         2. Selection of Interest Rate Options. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

         3.      Additional LIBOR Provisions.

         (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

         (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

         (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

         (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

         (iii)   impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         4. Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

C.       BORROWING AND REPAYMENT:

         1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on November 1, 1996.

         2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Pedro Morillas or Joseph Liu or Carl Wertz, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

         3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         4.      Prepayment.

         (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

         (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to Bank's LIBOR at any time and in the minimum amount of Fifty Thousand Dollars ($50,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

         (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.       EVENTS OF DEFAULT:

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 1995, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.

E.       MISCELLANEOUS:

         1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

         2. Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

DIODES INCORPORATED


By:  /s/ Pedro Morillas

Title:  Executive Vice President


By:  /s/ Joseph Liu

Title:  VP Operations & CFO

                                   EXHIBIT "B"

                              TERM COMMITMENT NOTE


$4,000,000.00                                       Woodland Hills, California
                                                              November 1, 1995

         FOR VALUE RECEIVED, the undersigned DIODES INCORPORATED ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Warner Ranch RCBO, 6001 Topanga Canyon Blvd., Suite #205, Woodland Hills, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one and one quarter percent (1.25%) above Bank's LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.       DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each:

         1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

         2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for not less than thirty (30) days, nor more than five (5) years, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Hundred Fifty Thousand Dollars ($250,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         3. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

         LIBOR =   Base LIBOR
                   -------------------------------
                   100% - LIBOR Reserve Percentage

         (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.       INTEREST:

         1. Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing December 1, 1995.

         2. Selection of Interest Rate Options. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

         3.      Additional LIBOR Provisions.

         (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

         (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:





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
         (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

         (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

         (iii)   impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         4. Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

C.       BORROWING AND REPAYMENT:

         1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that amounts repaid may not be reborrowed and that total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in 60 equal consecutive monthly installments, each equal to one-sixtieth (1/60) of the outstanding principal balance of this Note on November 1, 1996, with such payments commencing on December 1, 1996 and thereafter on the 1st day of each month up to and including November 1, 2001, on which date all outstanding obligations under this Note shall be due and payable in full.

         2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Pedro Morillas or Joseph Liu or Carl Wertz, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the





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
holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

         3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         4.      Prepayment.

         (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

         (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to Bank's LIBOR at any time and in the minimum amount of Fifty Thousand Dollars ($50,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

         (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described





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
prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.       EVENTS OF DEFAULT:

         This Note is the Term Commitment Note made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 1995, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.

E.       MISCELLANEOUS:

         1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

         2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

DIODES INCORPORATED


By:  /s/ Pedro Morillas

Title:  Executive Vice President

By:  /s/ Joseph Liu

Title:  VP Operations & CFO





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